SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       April 2, 2003

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000
Registrant’s telephone number, including area code

4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660
(Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

(a)                                  On April 2, 2003, InSight Health Corp., a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation (“Registrant”), acquired thirteen (13) diagnostic imaging centers located in Southern California (“The Central Valley Region”) owned by the Comprehensive Medical Imaging subsidiaries (“Seller”) of Cardinal Health, Inc. pursuant to an Asset Purchase Agreement dated January 6, 2003, as amended  (“Purchase Agreement”).  Cardinal Health initially acquired the centers in its acquisition of Syncor International Corporation. The Central Valley Region acquired by Registrant under the Purchase Agreement consists of certain tangible and intangible assets, including diagnostic imaging equipment, customer contracts and other agreements held by Seller in connection with providing diagnostic imaging services in Southern California.

The aggregate purchase price for The Central Valley Region was approximately $39 million and was determined based upon arm’s-length negotiations.  The purchase price was paid entirely in cash and is subject to certain post-closing adjustments.  Registrant utilized part of its existing credit facilities with Bank of America, N.A. and a syndication of other lenders to fund the purchase price.

(b)                                 The Central Valley Region, when owned by Seller, provided diagnostic imaging services, including magnetic resonance imaging (“MRI”), computed tomography, positron emission tomography, open MRI, ultrasound, mammography, nuclear medicine, radiology and fluoroscopy services.   The acquisition by Registrant of The Central Valley Region will expand its existing business in Southern California.  Registrant provides diagnostic imaging and information, treatment and related management services to managed care, hospitals and other contractual customers in 30 states, including five major U.S. markets.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial statements of businesses acquired.

It is impractical to file with this report the financial statements required by this Item.  Audited financial statements of The Central Valley Region required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the Securities and Exchange Commission (“SEC”).

(b)                                 Pro forma financial information (unaudited).

It is impractical to file with this report the pro forma financial information required by this Item.  Pro forma financial information required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the SEC.

(c)                                  Exhibits.

2.1                                 Asset Purchase Agreement dated January 6, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

2.2                                 Amendment No. 1 to Asset Purchase Agreement dated February 21, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

2.3                                 Amendment No. 2 to Asset Purchase Agreement dated March 31, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

99.1                           Press Release dated April 3, 2003, announcing the completion of the acquisition (filed herewith).

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2003

INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/S/ Thomas V. Croal
Thomas V. Croal
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1

Asset Purchase Agreement dated January 6, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

2.2

Amendment No. 1 to Asset Purchase Agreement dated February 21, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

2.3

Amendment No. 2 to Asset Purchase Agreement dated March 31, 2003 by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc.  (filed herewith).

99.1	Press Release dated April 3, 2003, announcing the completion of the acquisition (filed herewith).